                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of August 3, 2004 by
Nalco LLC, a Delaware limited liability corporation (the "Company") and William
H. Joyce, a resident of Connecticut ("Executive").

                                    ARTICLE I

                                TERM OF AGREEMENT

     SECTION 1.01 Term. Executive's employment commenced on November 4, 2003 and the term of this Agreement (the "Term") shall terminate on the first to occur of the following dates:

          (a) the date of Executive's death or adjudicated incompetency;

          (b) the date on which Executive becomes "permanently and totally disabled" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended);

          (c) the date on which Executive's employment is terminated by the
Company with or without "Cause" (as defined in Section 4.01) or by Executive's resignation; and

          (d) December 31, 2008.

     SECTION 1.02 Extension. The term of this Agreement may be extended by mutual agreement of the Company and Executive.

                                   ARTICLE II

                               TERMS OF EMPLOYMENT

     SECTION 2.01 Position and Duties. (a) During the Term, Executive shall serve as the Chief Executive Officer of the Company. Executive accepts employment on the terms and conditions contained herein. Executive will be appointed as a member of the Board of Directors of the Company (the "Board")
without additional compensation. The Company shall nominate Executive for reelection to the Board at each annual meeting that occurs during the Term when his membership on the Board would expire if he were not reelected.

          (b) Notwithstanding any other provision of this Agreement, the Board and Executive may mutually agree that Executive's role at the Company should be reduced. If the Board and Executive mutually agree to such reduction, (i)
Executive's Base Salary, personal benefits and variable compensation shall be appropriately adjusted and (ii) Executive shall continue to "vest" in the Class
B, C & D Units based on the level of Executive's continued role with the Company
(for example, if Executive continues to work 4 days per week, Executive will continue to "vest" with respect to eighty percent (80%) of the Class B, C & D
Units), (i) and (ii) as mutually agreed between the Board and Executive.

                                                                               2

     SECTION 2.02 Office and Staff. During the Term, the Company shall (i)
maintain appropriately appointed executive offices for Executive at the
Company's headquarters in Naperville, Illinois from which Executive shall perform his duties; and (ii) provide Executive with executive secretarial and other administrative staff and services suitable to his offices and duties, staffed by persons approved by Executive.

     SECTION 2.03 Base Salary, Variable Compensation and Expenses.

          (a) During the Term, Executive shall receive a base annual salary of
One Million Dollars ($1,000,000) (the "Base Salary"), pro rated for any partial year, payable in equal monthly installments, subject to applicable tax withholdings, in accordance with the Company's normal payroll practices.

          (b) During the Term, Executive shall be eligible to earn annual variable compensation ("Variable Compensation"). For each year, Executive's target Variable Compensation shall be One Million Dollars ($1,000,000), with actual variable compensation being more or less than the target amount depending upon the achievement of the performance criteria referred to in this clause (b).
The Variable Compensation will be established and paid under the Company's
Annual Management Incentive Compensation Plan or any successor thereto, with the performance criteria for the Variable Compensation being established by the
Board or a committee appointed by the Board, taking into account in good faith the recommendations of Executive with respect hereto.

          (c) The Company shall promptly reimburse Executive for all ordinary, necessary, reasonable and proper business expenses actually incurred by
Executive during the Term in connection with the performance and discharge of his duties and responsibilities under this Agreement in accordance with the policies and procedures established by the Company from time to time. Executive will not incur expenses other than in accordance with the Company's policies and procedures both as to the nature and amount of such expenses.

     SECTION 2.04 Equity Investment.

          (a) Subject to the terms of the Management Members Agreement substantially in the form attached hereto as Exhibit A (the "Management Members
Agreement") and the Limited Liability Company Operating Agreement of Nalco LLC
(the "LLC Agreement"), Executive has purchased 1,120,000,000 Class A Units of the Company.

          (b) Pursuant to the terms of the Nalco LLC 2004 Unit Plan and subject to the terms of the Management Members Agreement and the LLC Agreement,
Executive shall purchase (i) 416,232,066 Class B Units of the Company, (ii)
416,232,066 Class C Units of the Company and (iii) 277,488,044 Class D Units of
the Company. The purchase price per unit shall equal the fair market value of such unit as of the date of purchase, as determined in good faith by the
Company.

          (c) Notwithstanding the terms and conditions set forth in the
Management Members Agreement and the LLC Agreement, the Class A Units, Class B
Units, Class C Units and Class D Units shall be subject to the terms and conditions set forth on Schedule A attached hereto.

                                                                               3

     SECTION 2.05 Qualified Plans. Executive shall be entitled to participate in each "pension plan" (as defined in Section 3(2) of the Employee Retirement
Income Security Act of 1974, as amended) (a "Pension Plan") sponsored by the
Company that is intended to be qualified under Section 401(a) of the Code (each, a "Qualified Plan") to the extent and on such terms as made available to top executives of the Company.

     SECTION 2.06 Non-Qualified Plans. Executive shall be entitled to participate in all Pension Plans sponsored by the Company that are not Qualified
Plans (each, a "Non-Qualified Plan") to the extent and on such terms as made available to top executives of the Company and with such participation to start as of November 4, 2003.

                                  ARTICLE III

                        CERTAIN BENEFITS; INDEMNIFICATION

     SECTION 3.01 Personal Benefits. During the Term:

               (i) Executive shall be entitled to receive all fringe benefits and participate in all plans generally available to executive personnel of the
Company, including without limitation, any hospital, medical, accident, disability, life insurance, and dental coverages.

               (ii) Executive will be entitled to the holidays observed by other employees of the Company.

               (iii) Executive shall be entitled to such sick days and personal days as may be established by the Company for executives of the Company.

               (iv) Executive shall be entitled to four (4) weeks of vacation per year.

               (v) The Company shall provide Executive with an automobile of his selection for his exclusive business and personal use, primarily in Illinois and for travel from Illinois on Company business or to Connecticut, and pay all expenses of ownership, operation, repair and maintenance of such vehicle.

               (vi) The Company shall pay for suitable housing for the Executive in the Illinois area.

               (vii) Executive shall be entitled to receive paid transportation to and from Connecticut at such times as Executive shall determine, but not more frequently than one round trip per week and one round trip per holiday.

     SECTION 3.02 Indemnification. Anything in this Agreement to the contrary notwithstanding, the Company agrees to pay all reasonable costs and expenses incurred by Executive in connection with the enforcement of his rights and entitlements under this Agreement, unless the trier of fact in such matter finds that Executive's claim was brought or maintained in bad faith or was frivolous.
In addition, Executive shall be indemnified and covered by liability insurance on the same terms and conditions as other senior executives of the

                                                                               4

Company with respect to his service as an employee and manager of the Company with respect to his service on the Board.

     SECTION 3.03 Reimbursement. The Company shall reimburse Executive for reasonable expenses incurred in connection with the preparation and negotiation of this Agreement.

                                   ARTICLE IV

                  TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

     SECTION 4.01 Termination of Employment. In the event Executive's employment is terminated by the Company other than for Cause (as defined below) prior to a
Change in Control (as defined in a separate agreement described below in Section
4.02), the Company shall (i) continue to (A) pay to Executive the Base Salary that Executive would have received had he remained employed hereunder through the earlier of (1) the expiration of the Term and (2) the third anniversary of the date of termination (the number of months in such period of three years or the remainder of the Term, being referred to as the "Applicable Multiple"), payable in equal monthly installments in accordance with the Company's customary payroll practices and assuming that the Base Salary continued to be paid at the rate in effect immediately before the date of termination and (B) pay to
Executive the Variable Compensation, computed by multiplying one-twelfth of the actual Variable Compensation paid for the last completed year immediately before the date of termination (or in the case of such termination prior to the payment of Variable Compensation, if any, for 2004, the target Variable Compensation) by the Applicable Multiple with the amount of such Variable Compensation to be payable at such times and in such installments as would have been paid to
Executive had he remained employed by the Company during such period. The aggregate amount required to be paid to Executive pursuant to this Section 4.01 is referred to as the "Severance Payment."

     A termination of Executive's employment by the Company shall be considered to be for "Cause" under this Agreement if the Company Board terminates his employment based upon a determination that Executive has (i) engaged in serious misconduct in connection with the performance of his duties hereunder, (ii)
willfully neglected his duties hereunder, or (iii) engaged in criminal conduct or other serious misconduct that is likely to be harmful to the business or reputation of the Company; provided, that if the foregoing actions or inactions on the part of Executive are capable of cure, the Company Board shall give
Executive notice of the first occurrence thereof and five business days'
opportunity to cure.

     SECTION 4.02 Change in Control. The consequence of the termination of
Executive's employment without "Cause" after a Change in Control shall be governed by a separate Change in Control Employment Agreement, to be entered into by the Company and Executive within 30 days after the execution of this
Agreement (the "Change in Control Agreement"). The Change in Control Agreement
shall provide for severance pay and benefits if Executive's employment is terminated without "Cause" after a Change in Control, consisting of: a cash lump sum payment equal to the Severance Payment and continuation of Executive's welfare benefits (or the provision of comparable benefits) for a period through the earlier of (A) the expiration of the Term and (B) the third anniversary of the date of termination.

                                                                               5

     SECTION 4.03 Resignation. Notwithstanding any other provision of this
Agreement, upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, he shall immediately resign from the
Board and from all boards of directors of subsidiaries and affiliates of the
Company of which he may be a member. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

                                   ARTICLE V

                               GENERAL PROVISIONS

     SECTION 5.01 Entire Agreement. This Agreement (and the documents referred to in this Agreement) set forth the entire agreement between the parties with respect to the subject matter referred to in this Agreement and merge and supersede all prior discussions, agreements and understandings of every kind and nature between any of them, and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement.
This Agreement may not be changed or modified except by an agreement in writing, signed by the parties hereto.

     SECTION 5.02 Waiver. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by any other party of any term or provision of this Agreement shall not operate as a waiver of any other breach of default.

     SECTION 5.03 Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the
Agreement shall not in any way be affected or impaired thereby. Moreover, if any one, or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

     SECTION 5.04 Notices. Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail
(return receipt requested), addressed as follows:

          If to the Company:   Nalco Company
                               1601 W. Diehl Road
                               Naperville, Illinois 60563
                               Attention: General Counsel

                                                                               6

          If to Executive:     William H. Joyce
                               12 Shepard Hill Road
                               Newtown, CT 06470

or at such other address as shall be indicated to either party in writing.
Notice of change of address shall be effective only upon receipt.

     SECTION 5.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of law principles.

     SECTION 5.06 Confidentiality. Executive shall keep confidential all proprietary and other information concerning of the Company, its subsidiaries and its business, including but not limited to information concerning its customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, its future plans and strategies, and any financial information concerning the Company and its subsidiaries (collectively,
"Confidential Information"). Executive agrees that all Confidential Information is the exclusive property of the Company and Executive will not remove the originals or make copies of any Confidential Information without the prior written consent of the Company, if during or after the Term. Executive shall not use Confidential Information for any purposes other than to carry out his obligations under this Agreement and will not divulge Confidential Information to any other person or entity during or after the Term of this Agreement without the prior written consent of the Company, if during or after the Term, unless required by law or judicial or other process. "Confidential Information" shall not include any information that is generally known to the public other than as a result of Executive's breach of this covenant.

     SECTION 5.07 Non-Competition and Non-Solicitation.

          (a) During the Term and ending eighteen (18) months following the
Executive's termination of employment for any reason (the "Non-Compete Period"), without the prior written consent of the Company, Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, partner, member, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in any
Competitive Business. For purposes hereof, a business shall be deemed to be a
"Competitive Business" if (i) it is significantly involved in the sale or rendering of any product or service sold, dealt in or rendered by the Company and/or any direct or indirect subsidiary of the Company at the commencement of the Non-Compete Period or (ii) it is significantly involved in the sale or rendering of any product or service that the Company or its affiliates have specific plans to sell or provide and as to which Executive is aware of such planning. As used in the preceding sentence, the term "significantly" shall be deemed to refer to activities generating gross annual sales of at least $25 million. Nothing in this shall be construed so as to preclude Executive from investing in any publicly held company; provided, that Executive's beneficial ownership of any class of such company's securities does not exceed 2% of the outstanding securities of such class.

          (b) During the Non-Compete Period, Executive will not, directly or indirectly through another person, (i) solicit any employee of the Company or any of its direct or indirect

                                                                               7

subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company and such subsidiary, on the one hand, and any employee thereof, on the other hand or (ii) hire any individual who was an employee of the Company or any of its direct or indirect subsidiaries at any time from and after the Effective Date.

          (c) Executive and the Company agree that each of the foregoing covenants is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of such covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section would irreparably injure the Company. Accordingly, the
Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Section by Executive.

     SECTION 5.08 Executive Representation and Warranty. Executive represents and warrants that the execution, delivery and compliance with the terms of this
Agreement by Executive do not and will not (with or without notice or lapse of time, or both) conflict with any agreement, contract, commitment or restriction to which Executive is a party or otherwise bound.

     SECTION 5.09 Descriptive Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

                                      * * *

     IN WITNESS WHEREOF, each party has executed this Agreement as of the date set forth on its signature page to this Agreement.

                                       NALCO LLC

                                       By:  /s/ Stephen N. Landsman
                                            -----------------------------------
                                            Name: Stephen N. Landsman
                                            Title: Vice President, General
                                                   Counsel and Corporate
                                                   Secretary

                                       Date: August 3, 2004
                                            -----------------------------------

                                       EXECUTIVE

                                       By:  /s/ William H. Joyce
                                            -----------------------------------
                                            Name: William H. Joyce

                                       Date: August 3, 2004
                                            -----------------------------------

With respect to Schedule A only:

                                       BLACKSTONE CAPITAL PARTNERS IV L.P.

                                         By:  Blackstone Management Associates
                                               IV L.L.C., its General Partner

                                              By: /s/ Chinh E. Chu
                                                  -----------------------------
                                                  Name: Chinh E. Chu
                                                  Title: Member

                                       BLACKSTONE CAPITAL PARTNERS IV-A L.P.

                                         By:  Blackstone Management Associates
                                              IV L.L.C., its General Partner

                                              By: /s/ Chinh E. Chu
                                                  -----------------------------
                                                  Name: Chinh E. Chu
                                                  Title: Member

                                       BLACKSTONE FAMILY INVESTMENT
                                         PARTNERSHIP IV-A L.P.

                                         By:  Blackstone Management Associates
                                              IV L.L.C., its General Partner

                                              By: /s/ Chinh E. Chu
                                                  ------------------------------
                                                  Name: Chinh E. Chu
                                                  Title: Member

                                       APOLLO INVESTMENT FUND V, L.P.

                                         By:  Apollo Management V, L.P.,
                                              its General Manager

                                              By:  Apollo Advisors V, L.L.C.,
                                                   its General Manager

                                                   By: /s/ Joshua J. Harris
                                                      --------------------------
                                                      Name: Joshua J. Harris
                                                      Title: Senior Partner

                                       APOLLO/NALCO ACQUISITION LLC

                                         By:  Apollo Management V, L.P.,
                                              its Manager

                                              By:  AIF V Management, Inc.,
                                                   its General Partner

                                                   By: /s/ Joshua J. Harris
                                                      --------------------------
                                                      Name: Joshua J. Harris
                                                      Title: Senior Partner

                                       GOLDMAN SACHS DIRECT INVESTMENT
                                         FUND 2000, L.P.

                                         By:  GS Employee Funds 2000 GP, L.L.C.,
                                              its General Partner

                                              By: /s/ Sanjeev K. Mehra
                                                  ------------------------------
                                                  Sanjeev K. Mehra

                                       GS CAPITAL PARTNERS 2000, L.P.

                                         By:  GS Advisors 2000, L.L.C.,
                                              its General Partner

                                              By: /s/ Sanjeev K. Mehra
                                                  ------------------------------
                                                  Name: Sanjeev K. Mehra

                                       GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                                         By:  GS Advisors 2000, L.L.C.,
                                              its General Partner

                                              By: /s/ Sanjeev K. Mehra
                                                  ------------------------------
                                                  Name: Sanjeev K. Mehra

                                       GS CAPITAL PARTNERS 2000 GMBH & CO.
                                         BETEILIGUNGS KG

                                         By:  Goldman Sachs Management GP GmbH,
                                              its General Partner

                                              By: /s/ Sanjeev K. Mehra
                                                  ------------------------------
                                                  Name: Sanjeev K. Mehra

                                       GS CAPITAL PARTNERS 2000 EMPLOYEE
                                         FUND, L.P.

                                         By:  GS Employee Funds 2000 GP, L.L.C.,
                                              its General Partner

                                              By: /s/ Sanjeev K. Mehra
                                                  ------------------------------
                                                  Name: Sanjeev K. Mehra

                                                                      SCHEDULE A

                                 TERMS OF EQUITY

Notwithstanding the terms of the Management Members Agreement, the LLC Agreement and the Registration Rights Agreement Concerning Nalco LLC (the "Registration
Rights Agreement"), the Executive's Class A Units, Class B Units, Class C Units
and Class D Units (collectively, the "Units") shall be subject to the following terms and conditions (unless otherwise defined herein, the capitalized terms shall have their respective meanings in the Management Members Agreement, LLC
Agreement or Registration Rights Agreement):

THE UNITS

     o    Any amendment to the LLC Agreement that materially adversely affects
          Executive's Units shall require the agreement of Executive, such agreement not to be unreasonably withheld.

     o    In the event that the Company elects to purchase Executive's Unvested
          Units in connection with a Drag-Along Sale, the purchase price for such Unvested Units will be the lower of fair market value or the amount paid for such Units; provided, however that, if (i) the fair market value of such Unvested Units exceeds the purchase price for such Unvested Units and (ii) Executive is willing to continue to provide Services for (or is terminated by the Company without Cause or resigns with Good Reason (as defined in the Change in Control
          Agreement) pursuant to the terms of the Change in Control Agreement during) the eighteen month period following the consummation of the
          Drag-Along Sale, then, with respect to each Unvested Unit that would have had an Applicable Percentage equal to 100% as a result of the
          Change of Control, Executive shall be entitled to receive the excess of the fair market value (as of the date of such Drag-Along Sale) of such Unvested Unit over the purchase price for such Unvested Unit.

     o    Following the first anniversary of a Qualified IPO, in the event of a
          Required Registration in which Executive has requested to participate, under the Registration Rights Agreement, the Company shall be required, subject to further underwriter cutbacks applicable to
          Sponsors Members and/or Executive, to include in such Required
          Registration, first all Registrable Securities requested to be included in the Required Registration by the Sponsor Members and
          Executive and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable
          Securities to be included shall be allocated pro rata on the basis of the number of Registrable Securities beneficially owned at that time by all the Sponsor Members requesting to participate in the Required
          Registration and Executive or on such other basis as shall be agreed among the Sponsor Members, Executive, the Majority Holders and the
          Investor Group requesting such Required Registration.

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     o    Following the first anniversary of a Qualified IPO, if a registration in which Executive has requested to participate, pursuant to Section
          2(b) of the Registration Rights Agreement, involves an Underwritten
          Offering of the securities so being registered, whether or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten
          Offering shall advise the Company prior to the date then scheduled for such offering that, in its opinion, the amount of securities
          (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will be required, subject to further underwriter cutbacks applicable to Sponsors Members and/or Executive, to include in such registration, unless the managing
          Underwriter shall otherwise specify (which specification may not adversely affect any Sponsor Member relative to any other Sponsor
          Member), first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of any holder (including Holders), and second all
          Registrable Securities requested to be included in the Underwritten
          Offering by the Sponsor Members and Executive and, to the extent not all such Registrable Securities can be included in such Underwritten
          Offering, the number of Registrable Securities to be included shall be allocated pro rata on the basis of the number of Registrable
          Securities beneficially owned at that time by all the Sponsor Members requesting to participate in the Underwritten Offering and Executive or on such other basis as shall be agreed among the Sponsor Members,
          Executive and the Majority Holders;

CLASS A UNITS

     o    Executive's Class A Units shall not be subject to the Call Option set forth in Section 2.02 of the Management Members Agreement.

     o    Following a Qualified IPO and the expiration of any underwriter or
          Company "lock-up" period (as provided for in Section 4(a) of the
          Registration Rights Agreement or otherwise) applicable to such
          Qualified IPO, Executive may Transfer Executive's Units pursuant to a
          Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that Executive shall not make a Transfer pursuant to Rule 144 without the Company's prior, written approval, such approval not to be unreasonably withheld.

CLASS B, C & D UNITS

     o    Upon a termination of Executive's employment by the Company without
          "Cause" or due to the death or disability of Executive prior to
          December 31, 2008, all Executive's Class B, C & D Units shall be deemed "Vested Units" under the Management Members Agreement.

     o    The Applicable Percentage in respect of any Class B Unit upon and following a Change of Control shall be 100% on the date that is eighteen months following such Change of Control (if Executive continues to provide Services for (or is terminated by the Company

                                                                               3

          without Cause or resigns with Good Reason (as defined in the Change in
          Control Agreement) pursuant to the terms of the Change in Control
          Agreement during) such eighteen-month period)

     o    The numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Change of
          Control shall be the same as the numerator used at the time the Change of Control occurred, unless (i) with respect to a Change of Control that occurs on or prior to December 31, 2004, the EBITDA for the period beginning on January 1, 2004 and ending on the consummation of the Change of Control multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of the days in the
          2004 calendar year that have elapsed through the consummation of the
          Change of Control equals or exceeds the Target EBITDA for calendar year 2004 and (ii) with respect to a Change of Control that occurs following December 31, 2004, the EBITDA for the four most recent fiscal quarters prior to the Change of Control equals or exceeds the
          Target EBITDA applicable to such period (for example if a Change of
          Control occurs on April 30, 2005, the Target EBITDA shall equal the sum of (x) 9/12th of the 2004 Target EBITDA and (y) 3/12th of the 2005
          Target EBITDA), in each such case the numerator shall be 100 on the date that is eighteen months following such Change of Control (if
          Executive continues to provide Services for (or is terminated by the
          Company without Cause or resigns with Good Reason (as defined in the
          Change in Control Agreement) pursuant to the terms of the Change in
          Control Agreement during) such eighteen-month period).

     o    The numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Sponsor
          Sell-Down shall be the same as the numerator used at the time the
          Sponsor Sell-Down occurred, unless (i) with respect to a Sponsor
          Sell-Down that occurs on or prior to December 31, 2004, the EBITDA for the period beginning on January 1, 2004 and ending on the consummation of the Sponsor Sell-Down multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of the days in the 2004 calendar year that have elapsed through the consummation of the Sponsor Sell-Down equals or exceeds the Target EBITDA for calendar year 2004 and (ii) with respect to a Sponsor Sell-Down that occurs following December 31, 2004, the EBITDA for the four most recent fiscal quarters prior to the Sponsor Sell-Down equals or exceeds the
          Target EBITDA applicable to such period, in each such case the numerator shall be 100.

     o    With respect to the Class B, C & D Units the "Reference Date" shall mean October 6, 2003.